As filed with the Securities and Exchange Commission on October 26, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)
(Exact name of registrant as specified in its charter)

Delaware	43-1781797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rosemary L. Klein
Senior Vice President, General Counsel and Corporate Secretary
Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas W. Christopher
Christian O. Nagler
Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022-4611
(212) 446-4800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)	Fee
Common Stock, par value $0.01 per share	$10,000,000	$307.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

(NOT PART OF THE PROSPECTUS)

This registration statement relates to the proposed resale of new common stock of Solutia Inc., a Delaware corporation, which we refer to as “Solutia,” to be sold to a group of backstop investors through a rights offering to Solutia’s creditors and also relates to shares of new common stock for resale if any new common stock is issued to Monsanto, in satisfaction of Solutia’s obligations to Monsanto, in the event a rights offering to stockholders is not fully subscribed.

In December 2003, Solutia and its 14 U.S. subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On October 15, 2007, the Debtors filed with the Bankruptcy Court their fifth amended plan of reorganization and accompanying disclosure statement. The Bankruptcy Court approved the disclosure statement on October 19, 2007, subject to certain requested changes. On October 22, 2007, the Debtors filed their fifth amended plan of reorganization and disclosure statement with the changes requested by the Bankruptcy Court at the October 19, 2007 hearing. A hearing on confirmation of the plan is scheduled for November 29, 2007.

Through the plan, Solutia intends to restructure its existing capital structure, streamline operations, reduce costs and obtain relief from the negative financial impact of liabilities relating to litigation, environmental remediation, certain post-retirement benefits and liabilities under certain operating contracts (all of which were assumed at the time of its 1997 spinoff from former Monsanto Company, now known as Pharmacia Corporation, a wholly owned subsidiary of Pfizer Inc.).

To effectuate Solutia’s restructuring and emergence from bankruptcy as a viable company, the plan provides for the treatment of claims of creditors and interests of equity holders. The plan is founded on the integrated settlements between and among Solutia and its key constituencies, including the official committee of unsecured creditors, the official committee of retirees and the official committee of equity security holders. In furtherance of the restructuring, Solutia also proposes to raise new equity capital through two rights offerings to be implemented under the plan, as described herein and in the disclosure statement.

In satisfaction of creditor claims and stockholder interests, under the plan: (1) certain of Solutia’s creditors will be paid in cash or have their claims reinstated on the effective date of the plan; (2) 29,024,446 shares of new common stock will be issued to Solutia’s general unsecured creditors and noteholders who hold the two series of unsecured public notes issued prior to Solutia’s bankruptcy; (3) 1,221,492 shares of new common stock will be contributed to a trust for the benefit of Solutia’s retirees; (4) 597,500 shares of new common stock, representing 1% of the total new common stock, will be issued to holders of at least 175 shares of common stock; (5) as many as 18,749,062 shares of new common stock will be sold to general unsecured creditors and noteholders pursuant to a rights offering (the “Creditor Rights Offering”), which will be backstopped by certain of these parties (the “Backstop Investors”) and who will also have the option of purchasing up to 2,812,359 of such shares of new common stock underlying the Creditor Rights Offering; (6) 10,157,500 shares of new common stock, or 17% of the total new common stock, will be sold pursuant to another rights offering (the “Equity Rights Offering”) to holders of at least 11 shares of common stock; and (7) Solutia will apply all of the proceeds that it receives from the Equity Rights Offering to fund its obligation to Monsanto. If the proceeds received by Solutia from the Equity Rights Offering are less than $175 million, in satisfaction of its obligations to Monsanto, Solutia (i) will pay to Monsanto all of the proceeds from the Equity Rights Offering and (ii) issue to Monsanto any shares of new common stock that are not subscribed for in the Equity Rights Offering.

$175 million of the proceeds of the Creditor Rights Offering will be used to fund a retiree trust, which will qualify as a Voluntary Employees’ Beneficiary Association (VEBA). Funds from this trust will be used to reimburse Solutia for the retiree welfare benefits for certain of Solutia’s retirees and the remaining $75 million will be contributed to SFC LLC, a special purpose, tax-efficient, bankruptcy remote subsidiary of Solutia established for the purpose of funding environmental and other legacy liabilities retained by Solutia as a result of the allocation of such liabilities by Solutia and Monsanto between themselves. All of the proceeds from the Equity Rights Offering will be paid by Solutia to Monsanto on the effective date of the plan of reorganization in connection with the settlement of its claims. The plan further provides that each holder of at least 24 shares of common stock will be entitled to receive its pro rata share of five-year warrants to purchase up to 7.5% of the new common stock at an exercise price of $29.70 per share pursuant to the terms of a warrant agreement.

The plan also provides that each holder of at least 107 shares of common stock will be entitled to purchase allowed general unsecured claims of less than $100,000 but greater than $2,500 (subject to holders of such claims electing to sell their claims) for cash in an amount equal to 52.35% of the allowed amount of such claims, including the attendant right to participate in the rights offering available to holders of these claims.

Only stockholders holding the requisite number of shares of common stock enumerated above will be entitled to receive any distributions under the plan or to participate in the relevant offerings, because under its plan of reorganization, Solutia is not required to make distributions of fractional shares of new common stock, rights under the rights offerings or warrants.

It is expected that this registration statement will not become effective prior to the effective date of the plan. Therefore, except as otherwise noted or suggested by context, all references to our “new common stock” and the capitalization of Solutia contained in this registration statement mean our common stock to be outstanding and the capitalization of Solutia following the effectiveness of the plan, and all references to our “common stock” mean our common stock outstanding prior to such date.

The financial information prior to the effective date of the plan that is incorporated by reference into this registration statement reflects the historical consolidated results of operations and financial condition of Solutia for the periods presented. That financial information does not reflect, among other things, any effects of the transactions contemplated by the plan or any fresh-start reporting, which Solutia expects to adopt upon Solutia’s emergence from bankruptcy. Thus, such financial information may not be representative of Solutia’s results of operations or financial condition after the effective date of the plan.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2007

PROSPECTUS

SOLUTIA INC.

(DEBTOR-IN-POSSESSION)

Shares of New Common Stock

This prospectus relates to up to           shares of our new common stock, par value $0.01 per share, which we sometimes refer to as the “new common stock,” which may be offered for sale from time to time by the stockholders named under the heading “Selling Stockholders,” whom we refer to as the selling stockholders. The shares of our new common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices or varying prices determined at the times of sale or negotiated prices. The shares of our new common stock offered by this prospectus and any prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. We do not know when or in what amounts a selling stockholder may offer these shares of new common stock for sale. The selling stockholders may sell all, some or none of the shares of new common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of new common stock sold by the selling stockholders.

Prior to the date of this prospectus, there has been no public market for our new common stock. We anticipate that our new common stock will be listed on the New York Stock Exchange (the “NYSE”) under the symbol “           .”

Investing in our new common stock involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007

TABLE OF CONTENTS

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Solutia Inc. that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request to the office of our Corporate Secretary, 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any selling stockholder has authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The selling stockholders may offer and sell, from time to time, under this prospectus an aggregate of up to           shares of new common stock. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our new common stock. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus forms a part, before you make any investment decision.

In December 2003, Solutia and its 14 U.S. subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On October 15, 2007, the Debtors filed with the Bankruptcy Court their fifth amended plan of reorganization and accompanying disclosure statement. The Bankruptcy Court approved the disclosure statement on October 19, 2007, subject to certain requested changes. On October 22, 2007, the Debtors filed their fifth amended plan of reorganization and disclosure statement with the changes requested by the Bankruptcy Court at the October 19, 2007 hearing. A hearing on confirmation of the plan is scheduled for November 29, 2007.

The selling stockholders named herein will have acquired their shares covered by this prospectus in connection with two rights offerings being conducted as part of the plan, which are more fully described herein and in the documents incorporated by reference herein. We agreed to use reasonable best efforts to register for resale the shares of our new common stock covered by this prospectus. See “The Reorganization — Registration Rights Agreements.”

In connection with the plan, the Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the plan and the ability of the Debtors to continue operations upon emergence from bankruptcy. Neither these projections, which are contained in a version of the disclosure statement previously furnished to the SEC, nor those contained in any prior version of the disclosure statement should be considered or relied upon in connection with the purchase of our new common stock. Neither the projections nor any version of the disclosure statement were prepared for the purpose of any offering of our new common stock and have not been, and may not be, updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed under “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Our actual results will vary from those contemplated by the projections for a variety of reasons, including the fact that upon our emergence from bankruptcy we expect to incorporate the provisions of American Institute of Certified Public Accountants Statement of Position (AICPA SOP) 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” regarding fresh-start reporting. The fresh-start reporting provisions are only applied as of the emergence date, and are expected to have a material impact on the Company’s financial statements. As indicated in the disclosure statement, the projections did not appropriately apply the fresh-start reporting provisions given the information was not available as of the filing date of these projections. Therefore, variations from those projections may be material. As a result, you should not rely upon the projections or any version of the disclosure statement in deciding whether to invest in our new common stock.

It is expected that the registration statement of which this prospectus forms a part will not become effective prior to the effective date of the plan. Therefore, except as otherwise noted or suggested by context, all references to our “new common stock” and the capitalization of Solutia contained in this prospectus mean our common stock to be outstanding and the capitalization of Solutia following the effective date of the plan and all references to our “common stock” mean our common stock outstanding prior to such date.

The selling stockholders may offer to sell, and seek offers to buy, shares of our new common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus. The information in the documents incorporated by reference speaks only as of their respective dates.

The financial information prior to the effective date of the plan that is incorporated by reference into this registration statement reflects the historical consolidated results of operations and financial condition of Solutia for the periods presented. That financial information does not reflect, among other things, any effects of the transactions contemplated by the plan or the provisions of AICPA SOP 90-7 regarding fresh-start reporting, which Solutia expects to adopt upon Solutia’s emergence from bankruptcy. Thus, such financial information may not be representative of Solutia’s results of operations or financial condition after the effective date of the plan.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the resale of the shares of our new common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our new common stock offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.solutia.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement and until the selling stockholders sell all of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Form 10-K/A filed on March 28, 2007;

•	our Quarterly Report on Form 10-Q with respect to the three and six months ended June 30, 2007; and

•	our Current Reports on Form 8-K filed on January 31, 2007 (relating to amendment no. 5 to Financing Agreement and Waiver), February 6, 2007, March 12, 2007, April 17, 2007, May 22, 2007 (only with respect to Item 1.01) and June 5, 2007, and on Form 8-K/A filed on October 4, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.solutia.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
Attention: Investor Relations
Telephone: (314) 674-1000

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus any of the information included on our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus under the headings “Prospectus Summary” and “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2006 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary” and “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2006 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•	our ability to develop, confirm and consummate a Chapter 11 plan of reorganization;

•	our ability to reduce our overall leveraged position;

•	the potential adverse impact of our Chapter 11 filing on our operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection;

•	our ability to comply with the terms of our financing facilities or to increase, extend or refinance the facilities;

•	customer and vendor response to our Chapter 11 proceeding;

•	general economic, business and market conditions;

•	currency fluctuations;

•	interest rate fluctuations;

•	price increases or shortages of raw materials and energy;

•	disruption of operations;

•	exposure to product liability and other litigation, environmental remediation obligations and other environmental liabilities;

•	lower prices for our products or a decline in our market share due to competition or price pressure by customers;

•	ability to implement cost reduction initiatives in a timely manner;

•	ability to divest existing businesses;

•	efficacy of new technology and facilities;

•	limited access to capital resources;

•	changes in U.S. and foreign laws and regulations;

•	geopolitical instability; and

•	changes in pension and other post-retirement benefit plan assumptions.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in, or incorporated by reference into, this prospectus are made only as of their respective dates. We do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Solutia,” “we,” “our” and “us” refer to Solutia Inc., a Delaware corporation. In the discussion of our business in this prospectus, “we,” “our” and “us” also refer to our subsidiaries.

Our Company

Solutia, together with its subsidiaries, is a global manufacturer and marketer of a variety of high-performance chemical and polymer-based materials that are used in a broad range of consumer and industrial applications. Solutia reports its business in two segments: Performance Products and Integrated Nylon.

Solutia’s Performance Products segment is comprised of the following product lines, which are generally managed based on the markets into which these products are sold.

•	Solutia’s SAFLEX® plastic interlayers are used for laminated safety glass, primarily in automotive manufacturing and architectural applications. Solutia markets its plastic interlayers to the automotive industry for use in automobile windshields and side, rear and roof windows of vehicles. SAFLEX® markets its plastic interlayers to the commercial and residential architectural markets via several sub-brands.

•	Solutia’s Flexsys business is a global leader in high quality chemicals for the rubber industry. Flexsys manufactures more than 50 different products which are classified into two main product groups: vulcanizing agents, principally insoluble sulphur, and rubber chemicals. Insoluble sulphur is a key vulcanizing agent manufactured predominantly for the tire industry. Flexsys is the world’s leading supplier of insoluble sulphur marketed under the trade name of CRYSTEX®. Flexsys has three product groups within rubber chemicals: anti-degradants, accelerators, and other rubber chemicals.

•	Solutia’s LLUMAR®, VISTA®, GILA® and FORMULA ONE PERFORMANCE AUTOMOTIVE FILM® brands of window films are custom coated and used primarily for aftermarket automotive and architectural applications. LLUMAR® and GILA® window films are marketed for both automotive and architectural applications, with LLUMAR® marketed to the professional aftermarket, and GILA® marketed to the do-it-yourself retail market. VISTA® window films are marketed for professional architectural applications, and FORMULA ONE PERFORMANCE AUTOMOTIVE FILM® automotive window films are marketed to the professional automotive aftermarket.

•	Solutia’s THERMINOL® heat transfer fluids are used in any systems that provide for indirect heating or cooling of industrial and chemical processes.

•	Solutia’s SKYDROL® brand aviation hydraulic fluids and SKYKLEEN® brand of aviation solvents are supplied across the aviation industry.

•	Solutia’s plastic products include entrance matting and automotive spray suppression flaps sold under the brands ASTROTURF®, CLEAN MACHINE®, and CLEAR PASStm.

Solutia’s Integrated Nylon segment is comprised of an integrated family of nylon products.

•	Solutia’s VYDYNE® and ASCEND® nylon polymers are sold to the engineered thermoplastic, apparel, textile and industrial fiber markets.

•	Solutia’s nylon fibers are sold in carpet and industrial markets. Carpet fibers are sold under the WEAR-DATED® brand for residential carpet and the ULTRON® brand for commercial carpet, as well as under private labels.

•	Solutia’s chemical intermediates, including adipic acid, hexamethylenediamine and acrylonitrile are used internally as feedstock for fiber and resins production and are also sold on the merchant market for use in nylon and acrylic fiber, nylon and ABS plastic, synthetic resins, synthetic lubricants, paper chemicals and plasticizers.

Solutia was incorporated in Delaware in April 1997 to hold most of the chemical businesses of the former Monsanto Company, now known as Pharmacia Corporation (“Pharmacia”), a wholly owned subsidiary of Pfizer Inc. On September 1, 1997, Pharmacia spun off Solutia by distributing Solutia’s shares as a dividend to its stockholders. Solutia became an independent publicly held company as a result of the spinoff.

The Plan of Reorganization

On December 17, 2003, Solutia and its 14 U.S. subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases were consolidated for joint administration purposes only and were assigned a lead case number 03-17949 (PCB). Solutia’s subsidiaries outside the United States were not included in the Chapter 11 filing.

On October 15, 2007, the Debtors filed with the Bankruptcy Court their fifth amended plan of reorganization and accompanying disclosure statement. The Bankruptcy Court approved the disclosure statement on October 19, 2007, subject to certain requested changes. On October 22, 2007, the Debtors filed their fifth amended plan of reorganization and disclosure statement with the changes requested by the Bankruptcy Court at the October 19, 2007 hearing. A hearing on confirmation of the plan is scheduled for November 29, 2007.

Through the plan, Solutia intends to restructure its existing capital structure, streamline operations, reduce costs and obtain relief from the negative financial impact of liabilities relating to litigation, environmental remediation, certain post-retirement benefits and liabilities under certain operating contracts (all of which were assumed at the time of its spinoff in 1997).

To effectuate Solutia’s restructuring and emergence from bankruptcy as a viable company, the plan provides for the treatment of claims of creditors and interests of equity holders. The plan is founded on the integrated settlements between and among Solutia and its key constituencies, including the official committee of unsecured creditors, the official committee of retirees and the official committee of equity security holders. In furtherance of the restructuring, Solutia also proposes to raise new equity capital through two rights offerings to be implemented under the plan, as described herein and in the disclosure statement.

In satisfaction of creditor claims and stockholder interests, under the plan: (1) certain of Solutia’s creditors will be paid in cash or have their claims reinstated on the effective date of the plan; (2) 29,024,446 shares of new common stock will be issued to Solutia’s general unsecured creditors and noteholders who hold the two series of unsecured public notes issued prior to Solutia’s bankruptcy; (3) 1,221,492 shares of new common stock will be contributed to a trust for the benefit of Solutia’s retirees; (4) 597,500 shares of new common stock, representing 1% of the total new common stock, will be issued to holders of at least 175 shares of common stock; (5) as many as 18,749,062 shares of new common stock will be sold to general unsecured creditors and noteholders pursuant to a rights offering (the “Creditor Rights Offering”), which will be backstopped by certain of these parties (the “Backstop Investors”) and who will also have the option of purchasing up to 2,812,359 of such shares of new common stock underlying the Creditor Rights Offering; (6) 10,157,500 shares of new common stock, or 17% of the total new common stock, will be sold pursuant to another rights offering (the “Equity Rights Offering”) to holders of at least 11 shares of common stock; and (7) Solutia will apply all of the proceeds that it receives from the Equity Rights Offering to fund its obligation to Monsanto Company (“Monsanto”). If the proceeds received by Solutia from the Equity Rights Offering are less than $175 million, in satisfaction of its obligations to Monsanto, Solutia (i) will pay to Monsanto all of the proceeds from the Equity Rights Offering and (ii) issue to Monsanto any shares of new common stock that are not subscribed for in the Equity Rights Offering. The plan further provides that each holder of at least 24 shares of common stock will be entitled to receive its pro rata share of five-year warrants to purchase up to 7.5% of the new common stock at an exercise price of $29.70 per share pursuant to the terms of a warrant agreement.

The plan also provides that each holder of at least 107 shares of common stock will be entitled to purchase allowed general unsecured claims of less than $100,000 but greater than $2,500 (subject to holders of such claims electing to sell their claims) for cash in an amount equal to 52.35% of the allowed amount of such claims, including the attendant right to participate in the rights offering available to holders of these claims.

$175 million of the proceeds of the Creditor Rights Offering will be used to fund a retiree trust, which will qualify as a Voluntary Employees’ Beneficiary Association (VEBA). Funds from this trust will be used to reimburse Solutia for the retiree welfare benefits for certain of Solutia’s retirees and the remaining $75 million will be contributed to SFC LLC, a special purpose, tax-efficient, bankruptcy remote subsidiary of Solutia established for the purpose of funding environmental and other legacy liabilities retained by Solutia as a result of the allocation of such liabilities by Solutia and Monsanto between themselves. All of the proceeds from the Equity Rights Offering will be paid by Solutia to Monsanto on the effective date of the plan of reorganization in connection with the settlement of its claims. The plan further provides that each holder of at least 24 shares of common stock will be entitled to receive its pro rata share of five-year warrants to purchase up to 7.5% of the new common stock at an exercise price of $29.70 per share pursuant to the terms of a warrant agreement.

Creditor Rights Offering

Through the Creditor Rights Offering, Solutia intends to raise $250 million in new equity capital through (1) the proposed sale of 15,936,703 shares of new common stock (subject to an increase by the number of shares not purchased by the Backstop Investors pursuant to their direct purchase option described in (2) below) to participating general unsecured creditors and noteholders, on a pro rata basis, at an exercise price of $13.33 per share, which represents a 33.33% discount to the implied $20 per share value of new common stock and (2) as many as 2,812,359 shares of new common stock offered to the Backstop Investors also at an exercise price of $13.33 per share in addition to any shares of new common stock purchased pursuant to the backstop commitment. If any of the eligible creditors do not subscribe for all of their pro rata allocation of the shares of new common stock that they are entitled to subscribe for, other eligible creditors may elect to subscribe for the unsubscribed for shares. If the total number of shares subscribed for in this oversubscription option exceeds the number of shares being offered, the number of shares that such oversubscribing creditor may purchase will be reduced on a pro rata basis based on the allowed amount of the creditor’s claim. If there are any unsubscribed shares of new common stock, the Backstop Investors have agreed to purchase these shares. In exchange for their agreement to backstop the Creditor Rights Offering, the Backstop Investors will receive a fee of up to $6.25 million, provided that Solutia enters into a definitive agreement for exit financing on terms consistent with those provided for in the backstop commitment agreement by December 31, 2007, and the right to purchase the 2,812,359 shares of new common stock referred to above. If Solutia does not obtain exit financing on terms consistent with those provided for in the backstop commitment agreement by December 31, 2007, Solutia has agreed with the Backstop Investors that Solutia may extend the term of the backstop commitment agreement to March 31, 2008 in exchange for an extension fee in the amount of $3,125,000. If the extension fee is paid, the total fees paid to the Backstop Investors would be $7.50 million.

The registration statement of which this prospectus forms a part relates to the proposed resale of new common stock to be sold to the Backstop Investors through the Creditor Rights Offering. The registration statement of which this prospectus forms a part also registers shares of new common stock for resale if any new common stock is issued by Solutia, to Monsanto in satisfaction of Solutia’s obligations to Monsanto, in the event that the Equity Rights Offering (as described below) is not fully subscribed.

Equity Rights Offering

Through the Equity Rights Offering, holders of at least 11 shares of common stock will be entitled to purchase, on a pro rata basis, 10,157,500 shares of new common stock for an exercise price of $17.23 per share. If any of the eligible stockholders do not subscribe for all of their pro rata allocation of the shares of new common stock that they are entitled to subscribe for, other stockholders may elect to subscribe for the unsubscribed for shares. If the total number of shares subscribed for in this oversubscription option exceeds the number of shares being offered, the number of shares that such oversubscribing stockholder may purchase will be reduced on a pro rata basis. Solutia will apply all of the proceeds that it receives from the Equity Rights Offering to fund its obligation to Monsanto. If the proceeds received by Solutia from the Equity Rights Offering are less than $175 million, in satisfaction of its obligations to Monsanto, Solutia will (i) pay to Monsanto all of the proceeds from the Equity Rights Offering and (ii) issue to Monsanto any shares of new common stock that are not subscribed for in the Equity Rights Offering.

Solutia has filed a registration statement on Form S-1 relating to the proposed sale of new common stock pursuant to the Equity Rights Offering and Creditor Rights Offering.

Corporate Information

Our principal executive offices are located at 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760 and our telephone number at that address is (314) 674-1000. Our principal website is located at http://www.solutia.com.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described below and those described in our Annual Report on Form 10-K for the year ended December 31, 2006 and certain of our other filings with the SEC. In addition, those risks described below, elsewhere in this prospectus and in any document incorporated by reference herein are not the only ones we face. Such risks are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Emergence from Bankruptcy

Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court.

In connection with the plan process, the Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the plan and the ability of the Debtors to continue operations upon emergence from bankruptcy. As filed with the Bankruptcy Court most recently on October 22, 2007, and also furnished to the SEC, and as part of the disclosure statement ultimately approved by the Bankruptcy Court, the projections reflected numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our and the other Debtors’ control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Our actual results will vary from those contemplated by the projections for a variety of reasons, including the fact that upon our emergence from bankruptcy we expect to incorporate the provisions of AICPA SOP 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” regarding fresh-start reporting. The fresh-start reporting provisions are only applied as of the emergence date, and are expected to have a material impact on the Company’s financial statements. As indicated in the disclosure statement, the projections did not appropriately apply the fresh-start reporting provisions given the information was not available as of the filing date of these projections. Therefore variations from those projections may be material. Neither these projections nor any version of the disclosure statement should be considered or relied upon in connection with the purchase of our new common stock.

Because our historical consolidated financial statements are expected to reflect fresh-start reporting adjustments to be made upon emergence from bankruptcy, as well as any effects of the transactions contemplated by the plan, financial information in our future financial statements will not be comparable to Solutia’s financial information from prior periods.

Upon emergence from Chapter 11, we expect to adopt fresh-start reporting in accordance with SOP 90-7, pursuant to which our reorganization value, which represents the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the entity immediately after the reorganization, will be allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations, using the purchase method of accounting for business combinations. We will state liabilities, other than deferred taxes, at a present value of amounts expected to be paid. The amount remaining after allocation of the reorganization value to the fair value of identified tangible and intangible assets will be reflected as goodwill, which is subject to periodic evaluation for impairment. In addition, under fresh-start reporting the accumulated deficit will be eliminated. In addition to the adopting of fresh-start reporting, our post-emergence consolidated financial statements will reflect any effects of the transactions contemplated under the plan. Thus, our future balance sheets and results of operations will not be comparable in many respects to balance sheets and consolidated statements of operations data for periods prior to the adoption of fresh-start reporting and prior to accounting for the effects of the reorganization. The lack of comparable historical information may discourage investors from purchasing our new common stock. Additionally, the financial information incorporated by reference into this prospectus may not be indicative of future financial information.

Risks Related to Ownership of Our New Common Stock

The market price of our new common stock is subject to volatility.

The market price of our new common stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. These factors include actual or anticipated variations in our operational results and cash flow, our and our competitors’ earnings, changes in financial estimates by securities analysts, trading volume, market conditions in the industry, the general state of the securities markets and the market for stocks of companies in our industry, governmental legislation or regulation and currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions.

A liquid trading market for our new common stock may not develop.

We intend to apply to list our new common stock on the New York Stock Exchange. However, we may not be able to satisfy the requirements for listing our new common stock on the exchange. Even if we are able to list our new common stock on the New York Stock Exchange, a liquid trading market for our new common stock may not develop or be sustained. The liquidity of the trading market for our new common stock will depend, among other things, upon the number of holders of our new common stock, our financial performance and the number of research analysts covering Solutia, none of which can be determined or predicted with certainty.

Substantial sales of or trading in our new common stock could occur in connection with emergence from bankruptcy, which could cause our stock price to be adversely affected.

Shares distributed in connection with the plan generally may be sold in the public markets or under registration rights agreements initially with the Backstop Investors and Monsanto, which we refer to as the “registration rights agreements,” described herein under “The Reorganization — Registration Rights Agreements,” immediately following our emergence from bankruptcy or thereafter from time to time. Some of our creditors or other investors who receive shares of our new common stock in connection with the plan may sell our shares shortly after emergence from bankruptcy for any number of reasons. The sale of significant amounts of our new common stock or substantial trading in our new common stock or the perception in the market that substantial trading in our new common stock will occur may adversely affect the market price of our new common stock.

Certain holders of claims may acquire a substantial amount of our new common stock upon consummation of the plan.

During the Chapter 11 proceedings, there is no limitation on the trading of claims. Accordingly, upon consummation of the plan, certain holders of claims are likely to receive distributions of our new common stock representing a substantial amount of the outstanding shares of our new common stock. If holders of a significant number of shares of our new common stock were to act as a group, they could be in a position to control the outcome of actions requiring stockholder approval, including, among other things, election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Solutia and, consequently, impact the value of our new common stock. Furthermore, the possibility that one or more holders of a significant number of shares of our new common stock may sell all or a large portion of its shares of new common stock in a short period of time may adversely affect the trading prices of our new common stock.

The resale of shares of our new common stock registered under this prospectus may adversely affect the market price of our new common stock.

The ability of the Backstop Investors and Monsanto to sell a large number of shares upon our emergence from bankruptcy and at any time thereafter could be adversely disruptive to the trading price of our new common stock.

We do not expect to pay dividends on our new common stock for the foreseeable future.

The payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, corporate law restrictions, capital agreements, the applicable laws of the State of Delaware and business prospects. Currently, Solutia’s existing debtor-in-possession financing facility prohibits the payment of dividends. The debtor-in-possession financing facility will be refinanced through an exit financing facility, which we refer to as the “Exit Financing Facility.” The Exit Financing Facility may prohibit the payment of dividends. We do not expect to pay dividends for the foreseeable future.

Provisions in Delaware law, our amended and restated certificate of incorporation and bylaws upon our emergence from bankruptcy might discourage, delay or prevent a change in control of our company or changes in our management and therefore depress the trading price of our new common stock.

Our amended and restated certificate of incorporation and bylaws will contain provisions that could depress the trading price of our new common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that our stockholders may deem advantageous.

Additionally, we are subject to Section 203 of the Delaware General Corporation Law, which we refer to as the “DGCL,” which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder and which may discourage, delay or prevent a change in control of our company. See “Description of Capital Stock — Anti-Takeover Effects of Provisions of the DGCL and Provisions To Be Included in Our Amended and Restated Certificate of Incorporation and Bylaws.”

We will have significant indebtedness upon our emergence from bankruptcy.

Upon emergence from bankruptcy, we will have a significant amount of indebtedness. Specifically, we expect to have an exit facility of up to $2.0 billion (including undrawn availability on a revolving loan), including some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds or second lien loans. The significant indebtedness that we will have upon our emergence from bankruptcy could have important consequences, including the following:

•	We will have to dedicate a significant portion of our cash flow to making interest and principal payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes.

•	The post-emergence levels of indebtedness may make us less attractive to potential acquirers or acquisition targets.

•	The post-emergence levels of indebtedness may limit our flexibility to adjust to changing business and market conditions, and make us more vulnerable to a downturn in general economic conditions as compared to competitors that may be less leveraged.

•	As described in more detail below, the documents providing for our post-emergence indebtedness will contain restrictive covenants that may limit our financing and operational flexibility.

•	The post-emergence levels of indebtedness, which include outstanding indebtedness that is unimpaired under the plan, as well as new indebtedness incurred pursuant to the Exit Financing Facility, may make it more difficult for us to satisfy our obligations with respect to our other outstanding indebtedness that is unimpaired under the plan.

Furthermore, our ability to satisfy our debt service obligations will depend, among other things, upon our future operating performance and ability to refinance indebtedness when necessary. These factors depend partly on economic, financial, competitive and other factors beyond our control. We may not be able to generate sufficient cash from operations to meet our debt service obligations as well as fund necessary capital expenditures, pension funding obligations and investments in research and development. In addition, if we need to refinance our debt, obtain additional financing or sell assets or equity, we may not be able to do so on commercially reasonable terms, if at all.

Our operations may be restricted by the terms of our Exit Financing Facility.

Our Exit Financing Facility is likely to include a number of significant restrictive covenants. These covenants could impair our financing and operational flexibility and make it difficult for us to react to market conditions and satisfy our ongoing capital needs and unanticipated cash requirements. Specifically, such covenants may restrict our ability and, if applicable, the ability of our subsidiaries to, among other things:

•	incur additional debt;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	limit dividends or other payments by our restricted subsidiaries to us;

•	use assets as security in other transactions;

•	pay dividends on our new common stock or repurchase our equity interests;

•	sell certain assets or merge with or into other companies;

•	guarantee the debts of others;

•	enter into new lines of business;

•	make capital expenditures;

•	prepay, redeem or exchange our debt; and

•	form any joint ventures or subsidiary investments.

In addition, the Exit Financing Facility may require us to periodically meet various financial ratios and tests, including maximum leverage, minimum net worth and interest coverage levels. These financial covenants and tests could limit our ability to react to market conditions or satisfy extraordinary capital needs and could otherwise restrict our financing and operations.

Our ability to comply with the covenants and other terms of the Exit Financing Facility will depend on our future operating performance. If we fail to comply with such covenants and terms, we would be required to obtain waivers from our lenders to maintain compliance under the Exit Financing Facility. If we are unable to obtain any necessary waivers and the debt under the Exit Financing Facility is accelerated, it would have a material adverse effect on our financial condition and future operating performance.

Risks Related to Our Business and Industry

Please see “Risks Related to Our Business and Industry” contained in Item 1A — “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein, for risk factors related to our business and industry.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares of our new common stock offered by this prospectus, and we will not receive any of such proceeds.

DIVIDEND POLICY

Solutia has not paid any dividends on its common stock in its last two fiscal years or subsequent interim periods and does not expect to pay dividends for the foreseeable future. Currently, Solutia’s existing debtor-in-possession financing facility prohibits the payment of dividends. The debtor-in-possession financing facility will be refinanced through the Exit Financing Facility, which may prohibit the payment of dividends. In addition to requiring a waiver or elimination of any such prohibition, the payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects.

THE OFFERING

The selling stockholders may offer all, some or none of their shares of our new common stock. Please see “Plan of Distribution.” The outstanding share information shown below is based on shares that will be outstanding immediately after distributions are made pursuant to the plan and includes: 29,024,446 shares of new common stock issued to Solutia’s general unsecured creditors and noteholders who hold the two series of unsecured public notes issued prior to Solutia’s bankruptcy; 1,221,492 shares of new common stock contributed to a trust for the benefit of Solutia’s retirees; 597,500 shares of new common stock issued to certain qualifying stockholders of Solutia; 18,749,062 shares of new common stock sold pursuant to the Creditor Rights Offering; and 10,157,500 shares of new common stock sold pursuant to the Equity Rights Offering or issued to Monsanto if all or a portion of those 10,157,500 shares are not subscribed for in the Equity Rights Offering.

Outstanding new common stock prior to and after this offering(1)	shares

New common stock that may be offered by the selling stockholders	Up to shares

Use of Proceeds	We will not receive any of the proceeds from this offering.

Proposed Symbol

Determination of Offering Price	The selling stockholders may sell all, any part or none of the shares of our new common stock offered hereby from time to time at those prices as they may determine at the time of sale.

Risk Factors	See the risks that are described under “Risk Factors” in this prospectus and those included in our Annual Report on Form 10-K for the year ended December 31, 2006 and certain of our other filings with the SEC for a discussion of the factors you should consider carefully before deciding to invest in our new common stock.

(1)	Represents the number of shares that will be outstanding upon the effective date of the plan, and excludes any shares issuable pursuant to the exercise of stock options. Holders of outstanding shares of our common stock and preferred stock prior to that date will no longer have any interest as stockholders in Solutia by virtue of such ownership prior to emergence from bankruptcy.

THE REORGANIZATION

This section provides a description of the Debtors’ reorganization and emergence from bankruptcy and confirmation and approval of the plan by the Bankruptcy Court and assuming that the effective date of the plan has occurred. The description in this section is qualified in its entirety by reference to the plan. The terms of the plan are more detailed than the description provided in this section, which may have omitted descriptions of items that may be of interest to particular investors. Therefore, please carefully consider the actual provisions of the plan for more complete information about the transactions to be consummated in connection with the Debtors’ emergence from bankruptcy. For further detail regarding the bankruptcy proceeding, please see “Prospectus Summary — Chapter 11 Proceedings.”

General

In December 2003, Solutia and its 14 U.S. subsidiaries, who we refer to as the Debtors, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York, or the Bankruptcy Court. The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia’s subsidiaries outside the United States were not included in the Chapter 11 filing.

Plan of Reorganization

On October 15, 2007, the Debtors filed with the Bankruptcy Court their fifth amended plan of reorganization and accompanying disclosure statement. The Bankruptcy Court approved the disclosure statement on October 19, 2007, subject to certain requested changes. On October 22, 2007, the Debtors filed their fifth amended plan of reorganization and disclosure statement with the changes requested by the Bankruptcy Court at the October 19, 2007 hearing. A hearing on confirmation of the plan is scheduled for November 29, 2007.

Through the plan, Solutia intends to restructure its existing capital structure, streamline operations, reduce costs and obtain relief from the negative financial impact of liabilities relating to litigation, environmental remediation, certain post-retirement benefits and liabilities under certain operating contracts (all of which were assumed at the time of its spinoff in 1997).

To effectuate Solutia’s restructuring and emergence from bankruptcy as a viable company, the plan provides for the treatment of claims of creditors and interests of equity holders. The plan is founded on the integrated settlements between and among Solutia and its key constituencies. In furtherance of the restructuring, Solutia also proposes to raise new equity capital through two rights offerings to be implemented under the plan, as described herein and in the disclosure statement.

In satisfaction of creditor claims and stockholder interests, under the plan: (1) certain of Solutia’s creditors will be paid in cash or have their claims reinstated on the effective date of the plan; (2) 29,024,446 shares of new common stock will be issued to Solutia’s general unsecured creditors and noteholders who hold the two series of unsecured public notes issued prior to Solutia’s bankruptcy; (3) 1,221,492 shares of new common stock will be contributed to a trust for the benefit of Solutia’s retirees; (4) 597,500 shares of new common stock, representing 1% of the total new common stock, will be issued to holders of at least 175 shares of common stock; (5) as many as 18,749,062 shares of new common stock will be sold to general unsecured creditors and noteholders pursuant to the Creditor Rights Offering, which will be backstopped by the Backstop Investors and who will also have the option of purchasing up to 2,812,359 of such shares of new common stock underlying the Creditor Rights Offering; (6) 10,157,500 shares of new common stock, or 17% of the total new common stock, will be sold pursuant to the Equity Rights Offering to holders of at least 11 shares of common stock; and (7) Solutia will apply all of the proceeds that it receives from the Equity Rights Offering to fund its obligation to Monsanto. If the proceeds received by Solutia from the Equity Rights Offering are less than $175 million, in satisfaction of its obligations to Monsanto, Solutia (i) will pay to Monsanto all of the proceeds from the Equity Rights Offering and (ii) issue to Monsanto any shares of new common stock that are not subscribed for in the Equity Rights Offering. The plan further provides that each holder of at least 24 shares of common stock will be entitled to receive its pro rata share of five-year warrants to purchase up to 7.5% of the new common stock at an exercise price of $29.70 per share pursuant to the terms of a warrant agreement.

The plan also provides that each holder of at least 107 shares of common stock will be entitled to purchase allowed general unsecured claims of less than $100,000 but greater than $2,500 (subject to holders of such claims electing to sell their claims) for cash in an amount equal to 52.35% of the allowed amount of such claims, including the attendant right to participate in the rights offering available to holders of these claims.

Only stockholders holding the requisite number of shares of common stock enumerated above will be entitled to receive any distributions under the plan or to participate in the relevant offerings, because under its plan of reorganization, Solutia is not required to make distribution of fractional shares of new common stock, rights under the rights offerings or warrants.

The disclosure statement contains detailed information about the plan, notice of the time for accepting or rejecting the plan and timing of the hearing to consider confirmation of the plan, the rights offerings, and financial projections and financial estimates regarding the Debtors’ reorganized business enterprise value. Neither the disclosure statement nor the projections contained therein were prepared for the purpose of any offering of our new common stock and have not been, and may not be, updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. No projections nor any version of the disclosure statement should be considered or relied upon in connection with the purchase of our new common stock. See “Risk Factors — Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court.”

Creditor Rights Offering

Through the Creditor Rights Offering, Solutia intends to raise $250 million in new equity capital through (1) the proposed sale of 15,936,703 shares of new common stock (subject to an increase by the number of shares not purchased by the Backstop Investors pursuant to their direct purchase option described in (2) below) to participating general unsecured creditors and noteholders, on a pro rata basis, at an exercise price of $13.33 per share, which represents a 33.33% discount to the implied $20 per share value of new common stock and (2) as many as 2,812,359 shares of new common stock offered to the Backstop Investors also at an exercise price of $13.33 per share in addition to any shares of new common stock purchased pursuant to the backstop commitment agreement. If any of the eligible creditors do not subscribe for all of their pro rata allocation of the shares of new common stock that they are entitled to subscribe for, other eligible creditors may elect to subscribe for the unsubscribed for shares. If the total number of shares subscribed for in this oversubscription option exceeds the number of shares being offered, the number of shares that such oversubscribing creditor may purchase will be reduced on a pro rata basis based on the allowed amount of the creditor’s claim. If there are any unsubscribed shares of new common stock, the Backstop Investors have agreed to purchase these shares. In exchange for their agreement to backstop the Creditor Rights Offering, the Backstop Investors will receive a fee of up to $6.25 million, provided that Solutia enters into a definitive agreement for exit financing on terms consistent with those provided for in the backstop commitment agreement by December 31, 2007, and the right to purchase the 2,812,359 shares of new common stock referred to above. If Solutia does not obtain exit financing on terms consistent with those provided for in the backstop commitment agreement by December 31, 2007, Solutia has agreed with the Backstop Investors that Solutia may extend the term of the backstop commitment agreement to March 31, 2008 in exchange for an extension fee in the amount of $3,125,000. If the extension fee is paid, the total fees paid to the Backstop Investors would be $7.50 million.

The registration statement of which this prospectus forms a part relates to the proposed resale of new common stock to be sold to the Backstop Investors through the Creditor Rights Offering. The registration statement of which this prospectus forms a part also registers shares of new common stock for resale if any new common stock is issued by Solutia to Monsanto in satisfaction of Solutia’s obligation to Monsanto in the event that the Equity Rights Offering (as described below) is not fully subscribed.

Through the Equity Rights Offering, holders of at least 11 shares of common stock will be entitled to purchase, on a pro rata basis, 10,157,500 shares of new common stock for an exercise price of $17.23 per share. If any of the eligible stockholders do not subscribe for all of their pro rata allocation of the shares of new common stock that they are entitled to subscribe for, other stockholders may elect to subscribe for the unsubscribed shares. If the total number of shares subscribed for in this oversubscription option exceeds the number of shares being offered, the number of shares that such oversubscribing stockholder may purchase will be reduced on a pro rata basis. Solutia will apply all of the proceeds that it receives from the Equity Rights Offering to fund its obligation to Monsanto. If the proceeds received by Solutia from the Equity Rights Offering are less than $175 million, in satisfaction of its obligations to Monsanto, Solutia will (i) pay to Monsanto all of the proceeds from the Equity Rights Offering and (ii) issue to Monsanto any shares of new common stock that are not subscribed for in the Equity Rights Offering.

Solutia has filed a registration statement on Form S-1 relating to the proposed sale of new common stock pursuant to the Equity Rights Offering and Creditor Rights Offering.

Registration Rights Agreements

Solutia intends to enter into two separate registration rights agreements: the first between Solutia and each of the Backstop Investors and the second between Solutia and Monsanto. Solutia anticipates that both registration rights agreements will provide for the registration of our new common stock for resale by the Backstop Investors and Monsanto, respectively. Generally, both of the registration rights agreements will also likely require that we use reasonable best efforts to cause the registration statement to become effective.

Among other things, Solutia anticipates that the terms of the registration rights agreement with the Backstop Investors will provide for the following:

•	we are required to file a registration statement of which this prospectus forms a part to effect the registration of the resale of the shares of our new common stock acquired by the Backstop Investors;

•	once the registration statement has been declared effective by the SEC, we must keep it effective for four years after the later of (i) the initial effective date of such registration and (ii) the effective date of the plan;

•	in the event that the registration statement ceases to be effective, we are required to use commercially reasonable efforts to:

•	cause a replacement registration statement to be filed with the SEC as promptly as practicable,

•	have that replacement registration statement declared effective by the SEC as promptly as practicable after its filing, and

•	cause that replacement registration statement to remain continually effective and properly supplemented and amended such that, in the aggregate, the shelf registration statement and any replacement registration statement(s) shall be kept effective for four years following the first day of effectiveness of the initial shelf registration statement;

•	if we propose to file certain types of registration statements under the Securities Act with respect to an offering of our equity securities at a time when the registration statement, or a replacement thereof, is not effective, then we are required to use commercially reasonable efforts to offer the Backstop Investors the opportunity to register all or part of their shares on the terms and conditions set forth in the registration rights agreement;

•	we will provide the Backstop Investors the right to engage in underwritten offerings with an underwriter selected in their sole discretion;

•	we will pay expenses relating to registrations covered by the registration rights agreement;

•	we will provide representations and warranties and indemnities and contribution of the type that are customary in underwriting agreements for underwritten public offerings; and

•	the registration rights will be subject to customary restrictions that provide for no (i) inconsistent agreements, (ii) other registration rights agreement with priority over these registration rights and (iii) other securities to be registered on the registration statements under the registration rights agreement unless approved by the Backstop Investors; provided, however, that Monsanto shall be entitled to register any shares of new common stock it receives in connection with Solutia’s plan of reorganization.

•	Further details concerning these representations and warranties and the other terms of the registration rights agreement may be obtained through a review of the registration rights agreement, which will be filed as Exhibit 10(a) to the registration statement of which this prospectus forms a part prior to the effectiveness thereof.

Among other things, including the terms described above that will be provided to the Backstop Investors because Monsanto’s registration rights agreement is subject to a “most-favored-nation” clause, Solutia anticipates that the terms of the registration rights agreement with Monsanto will provide for the following:

•	we are required to file a registration statement to effect the registration of the resale of the shares of our new common stock issued to Monsanto in settlement of its claims in the event that not all of the shares offered in the Equity Rights Offering are subscribed for;

•	if we propose to file certain types of registration statements under the Securities Act with respect to an offering of our equity securities, then we will be required to offer the other parties to the registration rights agreement the opportunity to register all or part of their shares on the terms and conditions set forth in the registration rights agreement;

•	we will provide representations and warranties and indemnities and contribution of the type that are customary in underwriting agreements for underwritten public offerings; and

•	the registration rights to be granted in the registration rights agreement will be subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.

•	Further details concerning these representations and warranties and the other terms of the registration rights agreement may be obtained through a review of the registration rights agreement, which will be filed as Exhibit 10(b) to the registration statement of which this prospectus forms a part prior to the effectiveness thereof.

SELLING STOCKHOLDERS

Information with respect to beneficial ownership has been furnished by each selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and except as may be noted in the footnotes below, the persons named in the table below have sole voting and investment power with respect to all shares of new common stock shown as beneficially owned by them.

The shares of new common stock that may be offered or sold pursuant to this prospectus were acquired by the selling stockholders in connection with the transactions contemplated by the plan.

The following table sets forth information with respect to the selling stockholders and the shares of Solutia’s new common stock beneficially owned by the selling stockholders that may be offered or sold pursuant to this prospectus. The selling stockholders may offer all, some or none of their shares of new common stock.

Percentage of Shares of
New Common Stock
		Maximum Number of		Beneficially Owned
		Shares of New Common	Number of Shares of		If Maximum
	Number of Shares of	Stock That	New Common Stock to be		Number of
	New Common Stock	May be Offered by	Beneficially Owned		Shares Offered
Name(1)	Beneficially Owned	This Prospectus	After Offering(2)	Before Offering	are Sold

(1)	As of the date hereof, the selling stockholders have not been determined.

(2)	Assumes all shares that may be sold under this prospectus are sold.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of Solutia’s capital stock that will be in place immediately after the effective date of the plan. This description also summarizes certain provisions of the DGCL.

Authorized Capital Stock

Solutia is expected to have authority to issue a total of 600,000,000 shares of capital stock, which we refer to as Solutia capital stock, consisting of:

•	500,000,000 shares of new common stock, par value $0.01 per share; and

•	100,000,000 shares of preferred stock, par value $0.01 per share.

Outstanding Capital Stock

The following capital stock is expected to be issued and outstanding:

•	59,750,000 shares of new common stock; and

•	no shares of preferred stock.

Rights and Preferences of Solutia Capital Stock

New Common Stock

Voting Rights

There will be a single class of new common stock. All shares of our new common stock have identical rights and privileges. Except as set forth in the next sentence, holders of shares of our new common stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors. The backstop commitment agreement provides that certain Backstop Investors and their affiliates shall not be entitled to vote for the election of directors of Solutia from the effective date of the plan of reorganization; provided that this restriction does not apply to any shares of new common stock after a sale or transfer by the Backstop Investors or their affiliates to a party not affiliated with any Backstop Investor or its affiliate and does not apply to certain claims or interests in respect of which certain Backstop Investors exercise voting rights due to financial, custodial, advisory or fiduciary relationships. On all matters to be voted on by holders of shares of our new common stock, the holders will be entitled to one vote for each share of our new common stock held of record, and will have no cumulative voting rights.

Dividend Rights

Subject to limitations under Delaware law, preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, holders of our new common stock are entitled to receive ratably dividends or other distributions when and if declared by Solutia’s board of directors. Solutia’s Exit Financing Facility, which will remain outstanding following our emergence from bankruptcy, may prohibit the payment of dividends. In addition to requiring a waiver or elimination of any such prohibition, whether any future dividends are paid to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. The ability of our board of directors to declare dividends also will be subject to the rights of any holders of outstanding shares of our preferred stock and the availability of sufficient funds under the DGCL to pay dividends. For a more complete description of the dividend rights of holders of shares of our preferred stock, see “Blank Check Preferred Stock” below. For a more complete description of our dividend policy, see “Dividend Policy.”

Liquidation Preference

In the event of a liquidation, dissolution or winding up of Solutia, after the payment in full of all amounts owed to our creditors and holders of any outstanding shares of our preferred stock, the remaining assets of Solutia will be distributed ratably to the holders of shares of our new common stock. The rights, preferences and privileges of holders of shares of our new common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Solutia may designate and issue in the future without stockholder approval.

Other Rights

Holders of our new common stock do not have pre-emptive, subscription, redemption or conversion rights.

Blank Check Preferred Stock

Under the terms anticipated to be in the amended and restated certificate of incorporation, the Solutia board of directors will be authorized to issue from time to time up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. If Solutia’s board of directors decides to issue shares to persons supportive of current management, this could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of Solutia.

Anti-Takeover Effects of Provisions of the DGCL and Provisions to be Included in Our Amended and Restated Certificate of Incorporation and Bylaws

The DGCL contains, and our amended and restated certificate of incorporation and bylaws is anticipated to contain, a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of Solutia. In addition, provisions of our amended and restated certificate of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Section 203

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to Solutia and, accordingly, may discourage attempts to acquire Solutia.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our certificate of incorporation and bylaws, as amended and restated when we emerge from bankruptcy, is anticipated to provide for the following, which, in each case, may have the effect of discouraging transactions that involve an actual or threatened change of control of Solutia:

Removal of Directors; Vacancies

The amended and restated certificate of incorporation is anticipated to provide that sitting directors of Solutia may be removed only for cause by a vote of a specified majority (which may be more than a simple majority) of our stockholders entitled to vote, and any vacancy occurring on the board may be filled only by a majority of the directors then in office, even though less than a quorum.

In addition, our amended and restated certificates of incorporation, bylaws and other constituent documents are anticipated to provide that so long as Monsanto owns 5% of our outstanding new common stock, it shall be entitled to nominate a director to our board of directors.

No Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by our board of directors or the chairman of our board of directors. Business to be transacted at a special meeting will be limited by the amended and restated bylaws to the purpose or purposes stated in the notice of the meeting.

Advance Notice Requirement

Stockholders must provide timely notice when seeking to:

•	bring business before an annual meeting of stockholders;

•	bring business before a special meeting of stockholders (if contemplated and permitted by the notice of a special meeting); or

•	nominate candidates for election at an annual meeting of stockholders.

To be timely, a stockholder’s notice must be received at our principal executive offices.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote at an election of directors, voting together as a single class, is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. The amended and restated certificate of incorporation will provide that the following provisions, among others, in the amended and restated certificate of incorporation and amended and restated bylaws may be amended only by a super-majority vote of all of the outstanding shares of Solutia’s capital stock then entitled to vote:

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested in the board of directors or the chairman of the board;

•	provisions governing removal of directors and filling vacancies on the board;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	the amendment provision requiring that the above provisions be amended only with a supermajority vote.

In addition, subject to the foregoing, the amended and restated certificate of incorporation will grant the board of directors the authority to amend and repeal the bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or the amended and restated certificate of incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for Solutia’s new common stock is American Stock Transfer & Trust Company.

Limitations on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation is expected to limit the liability of directors to the fullest extent permitted by the DGCL. In addition, our amended and restated bylaws will provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL. Our amended and restated certificate of incorporation will include a provision that eliminates the personal liability of a director to Solutia for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Solutia or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The limitation of liability and indemnification provisions to be included in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

SHARES OF NEW COMMON STOCK ISSUED IN THE
REORGANIZATION ELIGIBLE FOR FUTURE SALE

Because no shares of new common stock will be issued until the effectiveness of the plan of reorganization and the completion of the rights offerings, prior to these offerings, there has been no public market for our new common stock. We cannot assure you that a significant public market for Solutia’s new common stock will develop or be sustained after this offering, which could limit your ability to resell new common stock. Future sales of substantial amounts of our new common stock, including shares issued upon exercise of options or warrants, in the public market after this offering, or the perception that those sales could occur, could adversely affect the prevailing market price of our new common stock.

Upon the completion of the rights offerings and after giving effect to the confirmation order and the plan of reorganization, there will be approximately 59,750,000 shares of our new common stock outstanding. Except as set forth below, all shares of new common stock outstanding after these offerings will be freely tradeable without restriction or further registration under the Securities Act unless held by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Unless otherwise registered under the Securities Act, sales of shares of our common stock by affiliates will be subject to the volume limitations and other restrictions set forth in Rule 144.

New Common Stock Issued in Reliance on Section 1145 of the Bankruptcy Code

Under the plan of reorganization, (i) 59,750,000 shares of our new common stock will be distributed to certain holders of claims and interests and (ii) warrants to purchase up to 4,481,250 shares in the aggregate of our new common stock will be issued to certain holders of our equity interests on or as soon as reasonably practicable after the effective date of the plan but in any event no later than five days after the effective date of the plan.

We will rely on section 1145(a)(1) and (2) of the Bankruptcy Code to exempt from the registration requirements of the Securities Act the offer and sale of the new common stock and warrants to purchase new common stock. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied. Section 1145(a)(2) of the Bankruptcy Code exempts the offer and sale of securities pursuant to securities issued under 1145(a)(1) of the Bankruptcy Code, such as the warrants, from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied. These shares may be resold without registration unless, the recipient is an “underwriter” with respect to those securities. Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who:

•	purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if that purchase is with a view to distributing any security received in exchange for such a claim or interest;

•	offers to sell securities offered under a plan of reorganization for the holders of those securities;

•	offers to buy those securities from the holders of the securities, if the offer to buy is:

•	with a view to distributing those securities; and

•	under an agreement made in connection with the plan of reorganization, the completion of the plan of reorganization, or with the offer or sale of securities under the plan of reorganization; or

•	is an “affiliate” of the issuer.

To the extent that persons who receive new common stock are deemed to be “underwriters,” resales by those persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Those persons would, however, be permitted to sell our new common stock or other securities without registration if they are able to comply with the provisions of Rule 144 under the Securities Act, as described further below.

New Common Stock Issued to the Backstop Investors and Monsanto

Several institutions, which we refer to as the Backstop Investors, have agreed, pursuant to a commitment agreement dated October 15, 2007, to purchase those shares not subscribed for in the Creditor Rights Offering. Shares of new common stock issued to the Backstop Investors are exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) thereof. The shares of new common stock issued to the Backstop Investors pursuant to the backstop commitment agreement will be “restricted securities” within the meaning of Rule 144 of the Securities Act and may not be sold unless pursuant to registration under the Securities Act or compliance with an applicable exemption therefrom. In addition, we may issue shares of our new common stock to satisfy Monsanto’s claim. Depending on the number of shares of our new common stock issued to Monsanto, Monsanto could be deemed to be an “affiliate” of ours within the meaning of the Securities Act and therefore could be restricted from selling its shares of new common stock other than pursuant to registration under the Securities Act or in compliance with an applicable exemption therefrom. Therefore, shares issued to the Backstop Investors and Monsanto may not be freely tradeable. In accordance with the terms of the registration rights agreements we are required to use our reasonable best efforts to cause a shelf registration statement covering the resale of such new common stock to be declared effective by the SEC on the effective date of the Plan or as promptly as practicable following the effective date. This registration statement is intended to meet that requirement.

Stock Options and Other Stock Awards

The plan of reorganization contemplates the adoption of a new equity incentive plan under which shares of our new common stock, or options or other awards to purchase shares of our new common stock can be issued to directors, management and other employees of ours. New common stock will be reserved for issuance under the management compensation plan.

We expect to file registration statements on Form S-8 covering all of the shares of common stock issuable or reserved for issuance under the new equity incentive plan. Upon filing of the Form S-8 applicable to each stock plan, the shares issued under that stock plan will be freely tradeable in the public market, subject to certain limitations applicable to affiliates.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell some, none or all of the securities covered by this prospectus from time to time on any stock exchange or automated inter-dealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our new common stock;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition to selling their shares of our new common stock under this prospectus, the selling stockholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or sell their shares of new common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144. We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

For example, the selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated inter-dealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling stockholders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from them at the public offering price set forth in a prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts would be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement would indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when a selling stockholder takes such actions, the number of securities offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged.

A selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions). Agents, underwriters and dealers may be entitled under relevant agreements with us or the selling shareholder to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore,

Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by them. The selling stockholders may sell shares of our common stock on the New York Stock Exchange, in the over-the-counter market or in private transactions, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. An over-allotment involves syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of some bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. In addition, the underwriters may impose penalty bids. A penalty bid is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with an offering if the securities originally sold by that underwriter or syndicate member is purchased in a syndicate covering transaction and has therefore not been effectively placed by that underwriter or syndicate member.

Similar to other purchase transactions, these activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in either our offering or that of the selling shareholder. The selling stockholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities or common stock. In addition, the selling stockholders do not make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We anticipate that under the registration rights agreements, we will agree to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act. We also anticipate that certain of the selling stockholders will agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Certain of the securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to use reasonable best efforts to register the securities under the Securities Act and to keep the registration statement of which this prospectus forms a part effective for a specified period of time. We have agreed to pay certain expenses relating to registrations covered by the registration rights agreements.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass upon the validity of the securities offered in this offering.

EXPERTS

The historical consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed on October 4, 2007 and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the historical consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to Solutia’s filing for reorganization under Chapter 11 of the United States Bankruptcy Code, substantial doubt about Solutia’s ability to continue as a going concern and changes in accounting principles, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Expenses payable by Solutia Inc. (“Solutia”) in connection with the sale of the new common stock being registered, other than the Backstop Fee, are estimated as follows:

Amounts to
be Paid

Securities and Exchange Commission Registration Fee		$307
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing and Delivery Expenses	$	*
Listing Fees	$	*
Transfer Agent Fees	$	*
Miscellaneous Expenses	$	*

Total	$	*

*	To be completed by amendment.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation will provide that the directors of Solutia shall not be personally liable to Solutia or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation will contain provisions permitted by Section 102(b)(7) of the DGCL.

Our amended and restated bylaws will provide for indemnification of the officers and directors of Solutia to the fullest extent permitted by the DGCL.

The forgoing is only a general summary of certain aspects of Delaware law and the registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant’s amended and restated certificate of incorporation and bylaws.

In addition, the Company’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

See also the indemnification provisions in the registration rights agreements incorporated herein by reference as Exhibits 10(a) and 10(b).

Item 16.	Exhibits.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 26, 2007.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)
(Registrant)

By:	/s/ Jeffry N. Quinn
Name:     Jeffry N. Quinn

Title:	President, Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

The undersigned directors and officers of Solutia Inc. hereby constitute and appoint Rosemary L. Klein and Miriam R. Singer, and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact, each with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffry N. Quinn Jeffry N. Quinn	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 26, 2007

/s/ James M. Sullivan James M. Sullivan	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 26, 2007

/s/ Timothy J. Spihlman Timothy J. Spihlman	Senior Vice President and Corporate Controller (Principal Accounting Officer)	October 26, 2007

/s/ Paul H. Hatfield Paul H. Hatfield	Director	October 26, 2007

/s/ Robert H. Jenkins Robert H. Jenkins	Director	October 26, 2007

Signature	Title	Date

/s/ Frank A. Metz, Jr. Frank A. Metz, Jr.	Director	October 26, 2007

/s/ J. Patrick Mulcahy J. Patrick Mulcahy	Director	October 26, 2007

/s/ Sally G. Narodick Sally G. Narodick	Director	October 26, 2007

/s/ John B. Slaughter John B. Slaughter	Director	October 26, 2007

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2(a)	Distribution Agreement (incorporated by reference to Exhibit 2 of Solutia’s Registration Statement on Form S-1 (333-36355) filed September 25, 1997)
2(b)	Amendment to Distribution Agreement, dated as of July 1, 2002, by and among Pharmacia Corporation, Solutia Inc., and Monsanto Company (incorporated by reference to Exhibit 2 of Solutia’s Form 10-Q for the quarter ended June 30, 2002)
2(c)	Debtors’ Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 99.2 of Solutia’s Form 8-K filed October 25, 2007)
5(a)	Opinion of Kirkland & Ellis LLP*
10(a)	Registration Rights Agreement (Backstop Investors)*
10(b)	Registration Rights Agreement (Monsanto)*
23(a)	Consent of Kirkland & Ellis LLP (included in Exhibit 5(a))*
23(b)	Consent of Deloitte & Touche LLP
24(a)	Power of Attorney (included in signature page)

*	To be filed by amendment.